UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2005

Tupperware Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A amends the Current Report on Form 8-K filed by Tupperware Brands Corporation (“Tupperware, the Company”) on December 5, 2005. On December 5, 2005, Tupperware announced the completion of the acquisition (“the Acquisition”) of the direct selling businesses of Sara Lee Corporation (“International Beauty”) for approximately $556 million in cash subject to finalization of post-closing adjustments regarding working capital levels in accordance with the Securities and Asset Purchase Agreement dated August 10, 2005. The acquisition and the retirement of $250 million in debt was funded from the proceeds of a $775 million secured 7 year term loan with an interest rate of LIBOR plus 150 basis points.

The Exhibits included herein reflect, on a pro forma basis, the Combined Statements of Income for the year ended December 25, 2004 and for the nine month period ended October 1, 2005 presented as if the acquisition had been consummated as of December 26, 2003, the beginning of the Company’s 2004 fiscal year, and a Combined Balance Sheet as of October 1, 2005 presented as if the acquisition had been consummated on October 1, 2005. Also included as Exhibits 99.3 and 99.4 are the audited annual and unaudited quarterly financial statements, respectively, of the acquired businesses.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION

A restated certificate of incorporation as set forth in Exhibit 3.1 was filed with the Secretary of State of Delaware, the Company’s state of incorporation, on February 13, 2006, reflecting the name change of the Company to Tupperware Brands Corporation.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation

99.1	Pro Forma Combined Balance Sheet at October 1, 2005

99.2	Pro Forma Combined Income Statement for the Year Ended December 25, 2004 and For the Nine Months Ended October 1, 2005

99.3	Audited Combined Financial Statements for the Sara Lee Direct Selling Business as of July 2, 2005 and July 3, 2004 and for the years ended July 2, 2005, July 3, 2004 and June 28, 2003

99.4	Unaudited Combined Financial Statements for the Sara Lee Direct Selling Business as of October 1, 2005 and October 2, 2004 and for the 13 weeks then ended, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date February 13, 2006

/s/ Michael S. Poteshman
Michael S. Poteshman
Executive Vice President and Chief Financial Officer